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                                                                       EXHIBIT 2


                             VOTING TRUST AGREEMENT


                THIS VOTING TRUST AGREEMENT is made and entered into by and between JEANNE LAI AND GARY L. DREHER, as Co-Trustees (hereinafter, with any successor Trustees, collectively referred to as the "Trustees") and CHINESE UNIVERSAL TECHNOLOGIES CO., LTD., a Taiwanese corporation (hereinafter sometimes referred to as the "Beneficiary") for the purpose of conferring upon the Trustees the right to vote and otherwise represent an aggregate of 2,000,000 shares of common stock of AMDL, INC., A DELAWARE CORPORATION (the "Company") owned by Beneficiary.

                In consideration of the covenants and agreements herein contained and in accordance with the provisions of Section 218 of the Delaware General Corporation Law ("DGCL"), the Beneficiary hereby creates and the Trustees hereby accept the conditions of this trust on the terms herein stated. The parties hereto covenant and agree as follows:

        1. DEPOSIT OF STOCK.

                1.1 Beneficiary, promptly upon demand by the Trustees, shall deliver to the Trustees certificates for the 2,000,000 shares of the Company's common stock, $.001 par value, ("Shares"), duly endorsed for transfer or accompanied by duly executed instruments of transfer. Promptly upon receipt of such certificate, the Trustees shall (i) cause such shares to be registered in the name of the Trustees, (ii) cause the new share certificates to bear any necessary legends referring to this Agreement, and (iii) file a duplicate copy of this Agreement with the registered office of the Company in the state of Delaware.

                1.2 The Trustees shall keep a copy of this Agreement at the principal office of the Company. This Agreement shall be open for inspection by any stockholder of the Company, or its agents upon the same terms as the record of stockholders of the Company is open to inspection to such persons.

                1.3 Notwithstanding the foregoing, and subject to the requirements of any other law or agreement, the Beneficiary shall be entitled to transfer any and all of the Shares by directing the Trustees in writing in a form satisfactory to the Trustees to transfer the Shares. All transfers shall be recorded in the Trustees' records and any proper transfer shall vest in the transferee all rights of the Beneficiary including any limitations imposed on the Beneficiary by this Agreement. All Transferees shall sign a copy of this Agreement, agreeing to be bound hereby, as well as any other agreement, if applicable.

        2. TRUSTEES' RIGHT AS STOCKHOLDER OF COMPANY.

                The Trustees shall possess and shall be entitled in their absolute discretion, subject to Section 6 below, the exclusive right to exercise in person or by their nominees, agents, attorneys in fact, or proxies, all rights and powers to vote, assent, or consent with respect to the Shares and to take part in and consent to any corporate or stockholder's action of any kind whatsoever.



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                The right of the Trustees to vote, assent, or consent shall include, without limitation, the right to vote at any election of directors and in favor of or in opposition to any dissolution or proposed dissolution, liquidation, or reorganization of the Company, a sale of all or substantially all of its assets, the issuance or creation of additional classes of its securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Company.

                The Trustees shall have no authority to sell, pledge, hypothecate, or otherwise dispose of any of the Shares.

        3. DISTRIBUTIONS.

                3.1 The Beneficiary shall be entitled, until the termination of this Agreement as hereinafter provided, to receive from time to time payments equal to the amount of cash dividends or distributions, if any, collected or received by the Trustees attributable to the Shares, less the deductions provided for in Section 3(d). The Trustees may arrange with the Company for the direct payment by the Company of dividends to the Beneficiary on the record date for any dividend or other distribution.

                3.2 If the Trustees shall receive, as a dividend or other distribution upon any Shares held by them under this Agreement, any additional shares of the Company having "voting power" or any other securities having such voting power or convertible into or exchangeable for securities having such voting power, the Trustees shall hold the same subject to this Agreement for the benefit of the Beneficiary and said shares or other securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder.

                3.3 If at any time during the term of this Agreement the Trustees shall receive or collect any monies through a distribution by the Company to its stockholders, other than in payment of cash dividends, or shall receive any property (other than shares of stockholder of the Company) through a distribution by the Company to its stockholders, the Trustees shall distribute the same to the Beneficiary less the deductions provided for in Section 3(d).

                3.4 The Trustees shall be entitled to deduct and withhold from every distribution of every kind under this Agreement any taxes, assessments, and/or other amounts that may be required by any present or future law or laws to be deducted or withheld, as well as expenses and charges incurred pursuant to
Section 5(b) hereof, to the extent that such compensation, expenses, and amounts remain unpaid or unreimbursed.

        4. RIGHTS TO SUBSCRIBE.

                If any securities of the Company shall be offered for subscription to the Beneficiary, the Trustees shall promptly mail a copy of the notice of such offer to the Beneficiary. Upon receipt by the Trustees of a request from the Beneficiary to subscribe on the Beneficiary's behalf, accompanied by the sum of money required to be paid for such securities, at least ten (10) days prior to the last date fixed by the Company for subscription, the Trustees shall make the subscription and payment on behalf of the Beneficiary. Upon receiving from the Company the certificates for the subscribed for securities, the Trustees may retain securities



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having voting power as that term is used in Section 3(b) hereof, or, may deliver securities other than securities having such voting power, to the Beneficiary.

        5. THE TRUSTEES.

                5.1 As holder of shares deposited hereunder, the Trustees shall exercise their best judgment in voting shares or in doing any act in respect of the control or management of the Company or its affairs, but no Trustee assumes responsibility in respect of any action taken by such Trustee or taken by the Company.

                5.2 The Trustees are expressly authorized to incur and pay reasonable expenses and charges, to employ and pay attorneys and counsel, and to incur and pay other charges and expenses as they may deem necessary and proper for administering this Agreement. The Beneficiary agrees to (i) reimburse the Trustees for any such expenses and charges and that (ii) such expenses or charges may be deducted from the dividends or other moneys received by the Trustees on the Shares to the extent unreimbursed.

                5.3 Any Trustee may resign by giving notice of resignation to the Beneficiary. Any Trustee may resign and appoint his own successor Trustee hereunder. Upon the resignation of a Trustee, the resigning Trustee may designate a successor, and the successor Trustee may settle any account or transaction with such resigning Trustee, and obtain or deliver full release and discharge upon such resignation. The successor Trustee shall enjoy all the rights, powers, interest, and immunities of the original Trustee. The trust created by this Agreement is not intended to be, and shall not be deemed to be or be treated as a general partnership, limited partnership, joint venture, corporation, joint stock company or association. The relationship of the Beneficiary to the Trustees shall be solely that of a Beneficiary of the trust created by this Agreement and his rights shall be limited to those conferred upon him by this Agreement. In the event of the death of GARY L. DREHER, the successor Trustee shall be determined by the Board of Directors of the Company. In the event of the death of JEANNE LAI, the successor Trustee shall be determined by Beneficiary.

                5.4 The Trustees and any firm or corporation of which such Trustees may be a member, agent, or employee and any corporation, trust, or association of which such Trustees may be a Trustees, stockholder, director, officer, agent, or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustees were not Trustees hereunder. The Trustees may own shares of the Company, may act as director and/or officer of the Company or of any such subsidiary or controlled or affiliated corporation and may vote the Shares in favor thereof, subject to the provisions of this Voting Trust Agreement.

                5.5 Notwithstanding any change in the Trustees, the certificates for shares standing in the name of the Trustees may be endorsed and transferred by the successor Trustees for the time being with the same effect as if endorsed and transferred by the Trustee(s) who have ceased to act. The Trustees are authorized and empowered to cause any further transfer of said shares to be made which may be necessary through the occurrence of any change of persons acting as Trustees hereunder.



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                5.6 The Trustees are authorized and empowered to construe this
Agreement and their reasonable construction made in good faith shall be conclusive and binding upon the Beneficiary.

                5.7 The Trustees may consult with legal counsel, which may be counsel to the Company, and any action under this Agreement taken or suffered in good faith by a Trustee in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Trustees shall be fully protected and be subject to no liability therefor.

                5.8 The Trustees shall not be liable for any error of judgment, any act done or omitted, any mistake of fact or law, nor for anything which he may do or refrain from doing in good faith. The Trustees shall not have any accountability hereunder, except for the Trustees' own willful default, gross negligence, or reckless disregard of duty.

                5.9 The Trustees shall not be liable in any event for acts or defaults of any other Trustees or for acts or defaults of Trustees' employees, agents, proxies, or attorneys in fact. The Trustees shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, telex, guarantee, affidavit, or other paper or document or signature believed by them to be genuine and to have been signed by the proper parties or parties purporting to have signed the same.

                5.10 The Trustees by executing this Agreement, and each successor trustee upon being appointed as such, accepts the trust created hereby and agrees to carry out the terms and provisions hereof.

                5.11 The Trustees, and any successor Trustees, may be parties to this Agreement as a Beneficiary and to the extent of the shares held in their name or deposited by them, they shall be entitled in all respects to the same rights and benefits as any Beneficiary. The Trustees, and any successors, may serve the Company and any of its subsidiaries as a director or an officer or in any other capacity, and in any such capacity receive compensation from the Company.

        6. VOTING.

                The following provisions are intended specifically to fix the right and method of voting of the Shares so as to supercede any inconsistent provisions of Section 218 of the DGCL:

                6.1 Except as to the matters set forth in paragraph (b) below, during the existence of this Voting Trust Agreement (but subject to any other applicable agreement), the Trustees shall have the sole and exclusive right to vote the Shares jointly, thereby requiring a unanimous vote of the Trustees on such matters. The Trustees may exercise such right in person or by proxy at all stockholder meetings and in all proceedings and writings in which the vote or consent of stockholders is required by the Company's Certificate of Incorporation or Bylaws or required as a matter of law.

                6.2 During the existence of this Voting Trust Agreement the following shall apply: (i) the Trustees shall not be required to elect to cumulatively vote the Shares; (ii) GARY L. DREHER, or his successor shall in any election of directors always vote in favor



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of one nominee of Beneficiary as a director, so that at all times while
Beneficiary owns the Shares, Beneficiary shall have the greatest likelihood of electing one director of the corporation.

                6.3 During the existence of this Voting Trust Agreement, on all other matters coming before the stockholders for a vote, the Trustees shall be required to vote unanimously in favor (or opposed or in abstention) with regard to all such matters (each a "proposal"); otherwise such vote shall not be counted as having been voted on the proposal, except that the vote or proxy of only one Trustee shall be required to count such Shares as present for purposes of determining whether a quorum exists for purposes of voting on such proposal.

        7. TERMINATION.

                7.1 This Agreement shall terminate on November 10, 2010, without notice or action by the Trustees or Beneficiary.

                7.2 As soon as practicable after the termination of this Agreement, if the Trustees exercise the demand set forth at Section 1 of this Agreement and receive the deposit of stock pursuant to that section, the Trustees shall deliver to the Beneficiary share certificates or securities representing the number of shares or other securities held by the Trustees on behalf of the Beneficiary upon payment by the Beneficiary of a sum sufficient to cover any tax or governmental charge in respect to the transfer or delivery of such certificates.

        8. MISCELLANEOUS.

                8.1 In the event that the Company merges into or consolidates with another corporation or all or substantially all of its assets are transferred to another corporation the shares of which are issued to stockholders of the Company in connection with such transfer, then the term "Company" shall be construed to include such successor corporation and the Trustees shall receive and hold under this Agreement any shares of capital stock of such successor corporation received by him on account of his ownership as Trustees of shares held by him hereunder.

                8.2 This Agreement shall bind and inure to the benefit of the Beneficiary and the Trustees hereunder and each and all of the Trustees' heirs, executors, administrators, successors, and assigns.

                8.3 Any notice to be given to the Beneficiary shall be sufficiently given if mailed, by overnight mail service, to the Beneficiary at the address listed on the books of the Company, or at such other address as the Beneficiary may from time to time designate by written notice given to the Trustees. Every notice so given shall be effective whether or not received, and such notice shall for all purposes be deemed to have been given on the date of mailing thereof.

                8.4 Any notice to be given to the Trustees hereunder shall be sufficiently given if mailed, by overnight mail service, to the Trustees, at the principal office of the Company, or at such other address as the Trustees may from time to time designate by written notice given to the Beneficiary.



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                8.5 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one agreement.

                8.6 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.

                8.7 In the event any party or parties hereto shall institute an action to enforce any rights hereunder, the prevailing party or parties in such action shall be entitled, in addition to any other relief awarded by the court, to reasonable attorneys' fees.

                8.8 If in any judicial proceeding a court shall refuse to enforce any of the provisions of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced.

                IN WITNESS WHEREOF, the Trustees and the Beneficiary have executed this Agreement as of this 14th day of December, 2000.

                                            "TRUSTEES"


                                            ------------------------------------
                                            JEANNE LAI


                                            ------------------------------------
                                            GARY L. DREHER


                                            "BENEFICIARY"

                                            CHINESE UNIVERSAL TECHNOLOGIES CO.,
                                            LTD., A Taiwanese corporation



                                            By:
                                               ---------------------------------
                                               JEANNE LAI, President



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                                   EXHIBIT A-1

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to AMDL, INC., a Delaware corporation, one million four hundred eighty-one thousand four hundred eighty-one (1,481,481) shares of common stock of AMDL, Inc. standing in the name Chinese Universal Technologies, Ltd., on the books of said Corporation and represented by Certificate No(s). __________________ herewith and do hereby irrevocably constitute and appoint Oppenheimer Wolff & Donnelly LLP as "Agent" and attorney-in-fact, to transfer said stock on the books of said Corporation with full power of substitution.

DATED: ____________________, 2000

CHINESE UNIVERSAL TECHNOLOGIES, LTD.

By:
   ---------------------------------
        Jeanne Lai, President

Social Security Number or
other Identifying Number of
Assignee

Signature Guaranteed:



------------------------------------



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